Exhibit 23.1
                             Kingery & Crouse, P.A.
                          Certified Public Accountants
                          2801 W Busch Blvd, Suite 200
                                 Tampa, FL 33618

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

DNAPrint genomics, Inc.
900 Cocoanut Ave.
Sarasota, FL  34236

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated April 11, 2003 included in the Annual Report on Form 10-KSB of DNAPrint genomics, Inc. for the year ended December 31, 2002.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Kingery & Crouse, P.A.   (f/k/a Kingery, Crouse & Hohl, P.A.)
----------------------------
Kingery & Crouse, P.A.       (f/k/a Kingery, Crouse & Hohl, P.A.)

October 12, 2004